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                               HICKOK INCORPORATED



          EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

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                                                                              Year Ended September 30
                                                              --------------------------------------------------------
                                                                   1995                   1994                  1993
                                                              -----------            -----------           -----------
PRIMARY
Average shares outstanding                                      1,194,500              1,192,304             1,197,994

Net effect of dilutive stock options
 - based on the treasury stock
 method using average market price                                 27,918                 19,422                18,340
                                                              -----------            -----------           -----------

           Total Shares                                         1,222,418              1,211,726             1,216,334
                                                              -----------            -----------           -----------
                                                              -----------            -----------           -----------

Net Income                                                    $ 1,794,230            $ 1,556,303           $ 1,524,286
                                                              -----------            -----------           -----------
                                                              -----------            -----------           -----------

Net Income per Share                                          $      1.47            $      1.29           $      1.26
                                                              -----------            -----------           -----------
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FULLY DILUTED
Average shares outstanding                                      1,194,500              1,192,304             1,197,994

Net effect of dilutive stock options
  - based on the treasury stock
  method using year-end market price
  if higher than average market price                              29,474                 19,422*               18,340*
                                                              -----------            -----------           -----------

           Total Shares                                         1,223,974              1,211,726             1,216,334
                                                              -----------            -----------           -----------
                                                              -----------            -----------           -----------

Net Income                                                    $ 1,794,230            $ 1,556,303           $ 1,524,286
                                                              -----------            -----------           -----------
                                                              -----------            -----------           -----------

Net Income Per Share                                          $      1.47            $      1.29           $      1.26
                                                              -----------            -----------           -----------
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*    Year-end market price is less than average market price, use same as primary shares.